Exhibit 99.2

3250 Van Ness Avenue

San Francisco, CA 94109

CONTACT: Julie P. Whalen EVP, Chief Financial Officer (415) 616-8524 Gabrielle L. Rabinovitch Director, Investor Relations (415) 616-7727

PRESS RELEASE

Williams-Sonoma, Inc. increases quarterly dividend by $0.02, or 6%, to $0.33 per common share

San Francisco, CA, March 12, 2014 — Williams-Sonoma, Inc. (NYSE: WSM) announced today that its Board of Directors has authorized a 6% increase in the company’s quarterly cash dividend.

The quarterly cash dividend will be increased from $0.31 to $0.33 per common share and is payable on May 28, 2014 to shareholders of record as of the close of business on April 25, 2014. The aggregate quarterly dividend is estimated at approximately $31 million based on the current number of outstanding common shares. The indicated annual cash dividend, subject to capital availability, is $1.32 per common share, or approximately $124 million, in fiscal year 2014 based on the current number of common shares outstanding.

Laura Alber, President and Chief Executive Officer, remarked, “Today, we are very pleased to announce that our Board has authorized a $0.02, or 6%, increase in our quarterly dividend to $0.33 per share. Our decision today to increase the dividend has been based on the ongoing improvement we have seen in our performance over the past year and the fiscal year 2014 guidance we are providing today. This, combined with our multi-year share repurchase authorization announced last year, demonstrates our commitment to returning value to our shareholders. We remain confident in the cash-generating power of our multi-channel, multi-brand business model that enables us to continue to invest in our strategic long-term initiatives while also returning capital to our shareholders.”

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements related to our indicated annual cash dividend, our ability to generate cash and our outlook for the future.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q4 13 and as audited year-end financial statements are prepared; continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; disruptions in the financial markets;

our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 3, 2013, and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing eight distinct merchandise strategies – Williams-Sonoma (cookware and wedding registry), Pottery Barn (furniture and wedding registry), Pottery Barn Kids (kids’ furniture and baby registry), PBteen (girls’ bedding and boys’ bedding), West Elm (modern furniture and room decor), Williams-Sonoma Home (luxury furniture and decorative accessories), Rejuvenation (lighting and hardware) and Mark and Graham (personalized gifts and gifts for the home) – are marketed through e-commerce websites, direct mail catalogs and 585 stores. Williams-Sonoma, Inc. currently operates in the United States, Canada, Australia and the United Kingdom, offers international shipping to customers worldwide and has an unaffiliated franchisee that operates 27 stores in the Middle East.

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